EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                     [Letterhead of KPMG Accountants, N.V.]

      We have issued our reports dated April 9, 1999, accompanying the financial statements of Trimol Group, Inc., to be contained in the Annual Report on Form 10-KSB (the "10-KSB") for Trimol Group, Inc., a Delaware corporation (the "Company") for its fiscal year ended December 31, 1998. We consent to the use of the aforementioned reports in the 10-KSB and to the use of our name as it appears therein.


                                    /s/ KPMG Accountants, N.V.
                                    --------------------------------------------
                                    April 9, 1999